UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 19, 2011

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On May 19, 2011, International Lease Finance Corporation (“ILFC”) issued a press release announcing that it is increasing the total amount available to purchase the validly tendered and accepted notes in its previously announced cash tender offers to purchase certain of its outstanding notes as described in the press release.

In the press release ILFC also announced that it had priced, and entered into an agreement to issue and sell, subject to certain conditions, $1,000,000,000 aggregate principal amount of 5 3/4% senior notes due 2016 (the “2016 Notes”) and $1,250,000,000 aggregate principal amount of 6 1/4% senior notes due 2019 (together with the 2016 Notes, the “Senior Notes”) pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes, the notes subject to the tender offers or any other securities, nor shall there be any offer, solicitation or sale of such securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 19, 2011, among ILFC and the several underwriters named therein.
99.1	Press Release dated May 19, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
By:	Elias Habayeb
Chief Financial Officer

DATED:  May 20, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 19, 2011, among ILFC and the several underwrites named therein.
99.1	Press Release dated May 19, 2011